                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

      Name of Subsidiary    State of Incorporation
      ------------------    ----------------------
      CPEC LLC              Nevada
      InterNutria, Inc.     Delaware
      IPI Management Corp.  Massachusetts